Filed Pursuant to Rule 424(b)(3)

Registration No. 333-220646

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

SUPPLEMENT NO. 4 DATED OCTOBER 23, 2018

TO THE PROSPECTUS DATED MAY 1, 2018

This document supplements, and should be read in conjunction with, the prospectus of Strategic Student & Senior Housing Trust, Inc. dated May 1, 2018, Supplement No. 1 dated June 20, 2018, Supplement No. 2 dated August 20, 2018 and Supplement No. 3 dated September 11, 2018. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to disclose updates regarding:

•	the status of our public offering;
•	a revision to our suitability standards;
•	our fourth quarter 2018 distribution declaration;
•	an update regarding the Memory Care Expansion at the Courtyard Property;
•	additional investments by the Preferred Investor in our operating partnership;
•	an update on our outstanding indebtedness with KeyBank; and
•	a revised subscription agreement.

Status of Our Offering

Pursuant to our private offering, which terminated on March 15, 2018, we sold approximately $93 million in Class A shares, or approximately 10.8 million Class A shares. On May 1, 2018, our public offering was declared effective. As of October 17, 2018, we had sold approximately 83,000 Class A shares, approximately 1,000 Class T shares, and approximately 32,000 Class W shares for gross offering proceeds of approximately $1.1 million in our public offering. As of October 17, 2018, approximately $1.1 billion in shares remained available for sale in our public offering, including shares available pursuant to our distribution reinvestment plan.

Suitability Standards

The following suitability standard for the Commonwealth of Puerto Rico is hereby added to the “Suitability Standards” section immediately following the cover page of the prospectus:

•

For Puerto Rico Residents — In addition to the general suitability standards listed above, an investor may not invest, and we may not accept from an investor, more than 10% of that investor’s liquid net worth in shares of us, our affiliates, and in other similar non-traded direct participation programs.

Fourth Quarter of 2018 Distribution Declaration

On September 26, 2018, our board of directors declared a daily distribution in the amount of $0.0016980822 per day per share on the outstanding shares of common stock payable to Class A, Class T and Class W stockholders of record of such shares as shown on our books at the close of business on each day of the period commencing on October 1, 2018 and ending on December 31, 2018. In connection with this distribution, for the stockholders of Class T shares, after the stockholder servicing fee is paid, approximately $0.0014241 per day will be paid per Class T share and for the stockholders of Class W shares, after the dealer manager servicing fee is paid, approximately $0.0015693 per day will be paid per Class W share. Such distributions payable to each stockholder of record during a month will be paid the following month.

An Update Regarding the Memory Care Expansion at the Courtyard Property

As previously disclosed, on August 31, 2018, we, through a special purpose entity, closed on the purchase of an existing 286-unit senior housing community, known as Courtyard at Mt. Tabor, located in Portland, Oregon, which contained land intended to be developed into an additional 23 units of memory care (the “Memory Care Expansion”). The acquisition was funded, in part, by the proceeds of a mortgage loan from KeyBank National Association (“KeyBank”) as a Freddie Mac Multifamily Approved Seller/Servicer evidenced by a multifamily note (the “Freddie Mac Portland Note”).

Before commencing construction on the Memory Care Expansion, we were required to obtain approval from KeyBank, which we subsequently received on October 9, 2018. In connection with this approval, we executed a guaranty of completion for the benefit of KeyBank and any subsequent holder of the Freddie Mac Portland Note.

In connection with the foregoing, the third paragraph in the “Our Acquisition of a Property in Portland, Oregon” section of Supplement No. 3 is hereby deleted and replaced with the following:

On October 9, 2018, we obtained lender consent under the Freddie Mac Portland Loan, which allows us to commence construction on the Memory Care Expansion. As a condition to this consent, we deposited 25% of the anticipated costs of completion of the Memory Care Expansion, or approximately $2.5 million, into a lender reserve account to be held until the Memory Care Expansion is complete. We utilized the Portland Delayed Draw Commitment to make the reserve payment and intend to fund the construction costs primarily with the remainder of the funds from the Portland Delayed Draw Commitment. In addition, we executed a guaranty of completion for the benefit of KeyBank and any subsequent holder of the Freddie Mac Portland Note (the “Guaranty of Completion”). Such Guaranty of Completion is an absolute, unconditional and irrevocable guaranty for the benefit of such noteholder, which (i) upon the Freddie Mac Portland Borrower’s failure, obligates us to complete the construction of the Memory Care Expansion and (ii) upon our failure, allows the noteholder to complete the construction of the Memory Care Expansion, in each case at our expense.

Additional Investments by the Preferred Investor in our Operating Partnership

On October 12, 2018, the Preferred Investor made an additional Investment of $3 million in our operating partnership in exchange for 120,000 Preferred Units. Such amounts were primarily used to pay down a portion of the Full KeyBank Bridge Loan, as described below in the section titled “Update on our Outstanding Indebtedness with KeyBank.” In addition, pursuant to the terms of the Unit Purchase Agreement, our operating partnership has issued to the Preferred Investor an additional 1,200 Preferred Units, or 1% of the aggregate amount of the foregoing Investment.

Update on our Outstanding Indebtedness with KeyBank

As previously disclosed, the Full KeyBank Bridge Loan is comprised of two separate bridge loans: (i) one loan that was used in connection with the acquisition of the Salt Lake Properties that matures on February 23, 2019, which may be extended to August 23, 2019 (the “Utah Bridge Loan”) and (ii) another loan that was used in connection with the initial acquisition of the Courtyard Property, and will continue to be used in connection with the Memory Care Expansion, that matures on August 31, 2019, which may be extended to April 30, 2020 (the “Portland Bridge Loan”). We used the proceeds from the additional Investment primarily to pay down the Utah Bridge Loan, which now has an outstanding balance of approximately $12.2 million. In addition, our utilization of the Portland Delayed Draw Commitment for the Memory Care Expansion increased the outstanding balance of the Portland Bridge Loan to approximately $29.5 million.

Subscription Agreement

The subscription agreement contained as Appendix A to the prospectus is hereby deleted and replaced with the subscription agreement attached as Appendix A to this supplement.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

APPENDIX A
SUBSCRIPTION AGREEMENT
INSTRUCTIONS TO INVESTORS

Any person(s) desiring to subscribe for shares of common stock (the "Shares") in Strategic Student & Senior Housing Trust, Inc. (the "Company") should carefully read and review the prospectus, as supplemented and amended to date (the "Prospectus") and if he/she/they desire(s) to subscribe for Shares, complete the Subscription Agreement that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please type the information or print in ballpoint pen.

AN INVESTMENT IN STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THEN THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT		Enter the Investment Amount to be invested in either Class A, Class T, or Class W Shares. Please refer to our Prospectus, including the "Questions and Answers About This Offering" section, for a description of our share classes and which classes are available for specific investors. Payment for the full price of the Shares subscribed for should be made payable to Strategic Student & Senior Housing Trust, Inc. Select the share class to specify your subscription to either Class A, Class T, or Class W Shares. Indicate your method of payment — either by mail, by wire, or by asset transfer — and fill out the specified information for your method of payment. For purchases of Class W shares through a Registered Investment Advisor not affiliated with a Broker-Dealer, also complete a Certification of Client Suitability on page 7. Class W Shares are only available for purchase by certain categories of purchasers. Class W Shares may only be sold to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund, or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to the Prospectus. Waiver of Commission Only — Check this box for sales of Class A shares only if one of the following situations applies: (1) an RIA introduced the sale, the RIA is affiliated with a Broker-Dealer, and the sale is conducted by the RIA in his or her capacity as a Registered Representative of a Broker-Dealer; (2) an RIA introduced the sale, the RIA is not affiliated with a Broker-Dealer, and the sale is made pursuant to an RIA Selling Agreement (in this case, include a Certification of Client Suitability); (3) a participating RIA is purchasing the Shares for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans; or (4) a participating Broker-Dealer or Registered Representative of a Broker-Dealer is purchasing the Shares for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediately family members and their IRAs or other retirement plans. Waiver of Commission and Dealer Manager Fee — Check this box if you are any of the following and purchasing Class A shares for your own account, your IRA, or other retirement plan: (a) our directors and officers, (b) directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants, or (c) immediate family members of any of the persons or entities listed in (a) and (b). Volume Discount Purchase — Check this box if your purchase of Class A shares qualifies for a volume discount. If this purchase is eligible to be combined with purchases by another person/entity as a "single purchaser" (as described in the Prospectus) for purposes of a volume discount, then provide the account number of the other person/entity. Please see the "Plan of Distribution — Volume Discounts (Class A Shares Only)" section of our Prospectus for additional information about volume discounts. The minimum required initial investment is $5,000; provided, however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the original Subscription Agreement may receive a commission on any such additional investments in the Company.
(2) INVESTOR INFORMATION	(2)a	For non-custodial ownership accounts, enter the exact name in which the Shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.
	(2)b	Enter the home address, city, state, zip code, home telephone, business telephone, and email address of the investor. Note: Section 4 should contain the custodian's mailing address.
	(2)c	Enter an alternate mailing address if different than the home address in item (2)b.
	(2)d	Enter the date of birth of the investor (required) and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor (required) and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.
	(2)e	Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment.
(3) ELECTRONIC DELIVERY OF REPORTS AND UPDATES		We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications. By electing to receive stockholder communications electronically, you authorize the Company to (i) email stockholder communications and reports to you directly, (ii) make stockholder communications and reports available on the Company's website and notify you by email or mail when and where such documents are available, or (iii) provide a copy of the stockholder communications and reports, or links to such stockholder communications and reports, to you on a CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery. The stockholder communications we may send electronically include, but are not limited to, the registration statement, Prospectus, Prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports. You will not receive paper copies of these electronic materials unless you request them or unless we are unable to electronically provide you with copies of these electronic materials. We may also choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by terminating your registration by sending an e-mail to investorrelations@sam.com. In addition, by connecting to electronic access, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of stockholder relations materials. Please initial and provide an e-mail address if you choose to consent to electronic delivery.

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(4) FORM OF OWNERSHIP Non-Custodial Ownership: The Subscription Agreement must be completed in its entirety. Please mail the complete, initialed, signed Subscription Agreement and your form of payment made payable to Strategic Student & Senior Housing Trust, Inc. to the address on page 6. Custodial Ownership: The Subscription Agreement must be completed in its entirety. Select the appropriate type of entity; enter the exact name of the custodian, mailing address, business phone and custodial account number. Subscription Agreement must be initialed and signed by investor and sent to Custodian for execution and Medallion Signature Guarantee (MSG) or Corporate Resolution. Custodian will forward the Subscription Agreement and form of payment to the address on page 6. (5) DISTRIBUTION OPTIONS Check the appropriate box to have the distributions mailed to the address of record (either the residence address or the mailing address that is specified in Section 2) or to a third-party or alternate address. Check the appropriate box to participate in the Distribution Reinvestment Plan (the “DRP”). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution by indicating in Section 5 the percentage desired in case and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the DRP, we request that you notify the Company and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards imposed by the state in which you reside. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed on the voided check or bank verification provided in response to Section 5 of the Subscription Agreement (the “Bank Account”). I (we) further authorize the Company to debit my (our) Bank Account in the event that the Company erroneously deposits additional funds into my (our) Bank Account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) Bank Account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company. (6) SUBSCRIBER SIGNATURES Please separately initial the representations in paragraphs (1) through (4) where indicated. Please note the higher suitability requirements described in the Prospectus for residents of certain states. If you are a resident of one of the states indicated, please initial the representations in paragraph (5) as applicable. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. The Subscription Agreement must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh, or qualified plan, if applicable. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, then a general partner, officer, or trustee of the entity must sign. (7) REGISTERED REPRESENTATIVE OR RIA INFORMATION This Section is to be competed and executed by the Registered Representative or RIA. If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute this Section. Please complete all broker-dealer information contained in this Section including the suitability certification (Investor State of Residence). The Subscription Agreement, which has been delivered with the Prospectus, together with a check (if applicable) for the full purchase price, should be delivered or mailed to your broker-dealer. NOTICE TO STOCKHOLDERS The Shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue Shares of stock of more than three classes. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company’s common stock and (2) the designations and any preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption for the Shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the Shares of each series to the extent set, and the authority of the board of directors to set such rights and preferences to subsequent series. Such request must be made to the Secretary of the Company at its principal office. ACCEPTABLE FORMS OF PAYMENT A. Wire transfers B. Pre-printed personal checks C. Cashier’s checks over $10,000 D. Business checks when applied to company/corporate account E. Trust checks for trust accounts F. Custodial checks for IRA accounts G. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement Pay to the order of “Strategic Student & Senior Housing Trust, Inc.” WE CANNOT ACCEPT: Cash, cashier’s checks/official bank checks $10,000 or less, foreign checks, money orders, third party checks, temporary/starter checks, or traveler’s checks. PLEASE NOTE: Because of our anti-money laundering policies, if the investor’s name used in this Subscription Agreement/Signature Page does not match the Payer printed on the form(s) of payment, we may request documents or other evidence as we may reasonably require in order to correlate the investor’s name to the Payer on the form(s) of payment. MAILING ADDRESS: Strategic Student & Senior Housing Trust, Inc. c/o Strategic Transfer Agent Services, LLC 10 Terrace Road, Ladera Ranch, CA 92694 Attention: Investor Relations WIRE INSTRUCTIONS: Fifth Third Bank, 222 S. Riverside Plaza MD GRVR3B, Chicago, IL 60606 ABA# 042000314. Account Name: Strategic Student & Senior Housing Trust, Inc. Account# 7028062474. When sending a wire, please request that the wire references the subscriber’s name in order to assure the wire is credited to the proper account. PAGE 2 OF 7 SSSHT-10-2018

STRATEGIC
STUDENT & SENIOR HOUSING TRUST, INC.

SUBSCRIPTION AGREEMENT

If you need further assistance in completing this Subscription Agreement/signature page, please call Investor Relations at 866-418-5144.

(1) INVESTMENT

☐ Initial Investment
Minimum initial investment = $5,000
Minimum initial IRA investment = $1,500
**Unless otherwise described in the Prospectus

☐ Additional Investment (Minimum $100.00) - Existing Account # ______
(Subscription Agreement or Additional Investment Subscription Agreement must be completed)

Please issue form(s) of payment payable to:
Strategic Student & Senior Housing Trust, Inc.

☐ Funds Enclosed
☐ Funds Wired
☐ Asset Transfer
Include Asset Transfer Form

Total Invested in Class **A SHARES**	Total Invested in Class **T SHARES**	Total Invested in Class **W SHARES**
$	$	$

For ***Class A shares only***, check if applicable:

☐ **Waiver of Commission Only:**
If this box is checked, sales commission will be waived for one of the following (check one):

☐ If a Registered Investment Advisor (RIA) has introduced a sale and the RIA is affiliated with a Broker-Dealer, the sales commission will be waived if the sale is conducted by the RIA in his or her capacity as a Registered Representative of a Broker-Dealer.

☐ If an RIA has introduced a sale and the RIA is not affiliated with a Broker-Dealer, the sales commission will be waived if the sale is made pursuant to a RIA Selling Agreement and you complete the CERTIFICATION OF CLIENT SUITABILITY on page 7.

☐ A participating RIA for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans (in this case, this Subscription Agreement must be signed by the participating Registered Investment Advisor).

☐ A participating Broker-Dealer or Registered Representative of a participating Broker-Dealer for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans.

If for a family member pursuant to (b) in either the third or fourth checkbox above, indicate relationship: ______

☐ **Waiver of Commission and Dealer Manager Fee:**
Please check this box only if you are eligible for a waiver of sales commission and dealer manager fee.

Waivers of sales commissions and dealer manager fees are generally only available for purchases made by the following for their own account, IRAs, or other retirement plans: (a) our directors and officers, (b) directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants, or (c) immediate family members of any of the persons or entities listed in (a) and (b).

If for a family member pursuant to (c) above, indicate relationship and name of relative: ______

☐ **Volume Discount Purchase:**
Please check this box if you are eligible for a volume discount on this purchase. If this purchase is eligible to be combined with purchases by another person/entity as a "single purchaser" (as described in the Prospectus) for purposes of a volume discount, then provide the account number of the other person/entity: ______

(2) INVESTOR INFORMATION (REQUIRED)

SECTION (2)a
NAME OF INVESTOR, TRUSTEE OR AUTHORIZED SIGNER **(REQUIRED)** ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

NAME OF JOINT INVESTOR

NAME OF TRUST, BUSINESS OR PLAN

SECTION (2)b
INVESTOR, TRUSTEE OR AUTHORIZED SIGNER'S **STREET ADDRESS (REQUIRED) - NO P.O. BOX**

CITY | STATE | ZIP CODE

HOME PHONE **(REQUIRED)** | BUSINESS PHONE | PHONE EXTENSION

SECTION (2)c
ALTERNATIVE MAILING ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

SECTION (2)d
INVESTOR DATE OF BIRTH (MM/DD/YYYY) **(REQUIRED)** (TRUST OR ENTITY DATE)

JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY)

ENTITY TAX ID # (If Applicable)

INVESTOR SSN# **(REQUIRED)**

JOINT INVESTOR / AUTHORIZED SIGNER SSN#

SECTION (2)e
Please indicate Citizenship Status **(REQUIRED)**. If a box is not checked, U.S. Citizenship will be applied by default.

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien* - Country of Origin: ______

*If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment.

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(3) ELECTRONIC DELIVERY OF REPORTS AND UPDATES

☐ Initial here

Instead of receiving paper copies of the registration statement, Prospectus, Prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports (including, but not limited to, those specified in this sentence), I (a) authorize the Company and consent to electronic delivery of this Subscription Agreement, the Prospectus, and any other stockholder communications and reports delivered therewith, and (b) authorize the Company to electronically deliver to me all stockholder communications and reports from the Company. In making this authorization, I hereby consent for the Company to electronically send me stockholder communications and reports, including my account-specific information, by either (i) emailing stockholder communications and reports to me directly, (ii) making stockholder communications and reports available on the Company's website and notify me by email or mail when and where such documents are available, or (iii) providing a copy of the stockholder communications and reports, or links to such stockholder communications and reports, to me on a CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery.

(You must provide an e-mail address if you choose this option.)

E-mail address: ______________________

(4) FORM OF OWNERSHIP

NON-CUSTODIAL OWNERSHIP

- ☐ Individual — Investor must sign, initial, & date
- ☐ Joint Tenants with Right of Survivorship — All parties must sign, initial, & date
- ☐ Tenants in Common — All parties must sign, initial, & date
- ☐ Community Property — All parties must sign, initial, & date
- ☐ Transfer on Death — Include Transfer on Death Form
- ☐ Pension, Profit Sharing Plan or 401K — Trustee or custodian signature required. Include copy of plan document
- ☐ Trust - Include a copy of the Trust or Certificate of Trust — Trustee or Grantor signature(s) required — Date Established ______ (Required)
  - ☐ Currently Revocable
  - ☐ Irrevocable
- ☐ Company or Corporation — Authorized officer must sign or initial
  - ☐ S-Corp Include Corp Resolution
  - ☐ C-Corp Include Corp Resolution
- ☐ Uniform Gift to Minors Act / Uniform Transfers to Minors Act — Custodian must sign, initial, & date
- ☐ Partnership or LLC — Authorized Agent must sign, initial, & date. Partnership or Operating Agreement required.
- ☐ Other: ______ (Specify) — Include any pertinent documents

CUSTODIAL OWNERSHIP

SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIAN

☐ IRA ______ (Type)   ☐ Qualified Pension or Profit Sharing Plan   ☐ Non-Qualified Custodian Account   ☐ Other: ______ (Specify)

☐ Inherited/Beneficiary IRA — Deceased's Name (required)

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY | STATE | ZIP CODE

BUSINESS PHONE

TO BE COMPLETED BY CUSTODIAN OR OTHER ADMINISTRATOR

CUSTODIAN TAX ID | CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

Custodian Medallion Signature Guarantee

SIGNATURE OF CUSTODIAN (IF APPLICABLE) | DATE **(REQUIRED)**

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNT IS ADMINISTERED BY A THIRD PARTY)

(5) DISTRIBUTION OPTIONS

ALL DISTRIBUTIONS FOR CUSTODIAL ACCOUNTS WILL BE SENT TO THE CUSTODIAN

(REQUIRED)

If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record.

- ☐ Distribution Reinvestment Plan (DRP) — Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.
  - ______ % of each distribution in DRP
  - ______ % of each distribution in cash (total must equal 100%)
- ☐ Cash Distributions Directed To:
- ☐ Via Direct Deposit (ACH) — Complete information below. See ACH language in Section 5 of the instructions.
  - ☐ Checking **(must enclose voided check)**
  - ☐ Savings **(verification from bank must be provided)**
- ☐ Mail to Alternate Address (2c)
- ☐ Mail to Street Address (2b)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# (FOR ACH ONLY) | ACCOUNT #

(MUST ENCLOSE A VOIDED CHECK OR VERIFICATION FROM BANK)

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SSSHT-10-2018

(6) SUBSCRIBER SIGNATURES  (SIGNATURE/INITIAL & DATE REQUIRED)     Please separately initial each of the representations (1) through (4) and any applicable representation in (5) below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Strategic Student & Senior Housing Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:  (REQUIRED) JOINT    (1)  I have received the final Prospectus of Strategic Student & Senior Housing Trust, Inc.   ALL ITEMS MUST BE READ AND INITIALED.    OWNER   OWNER/ CUSTODIAN   (2) I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (ii) a net worth (as described above) of at least $70,000 and have a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” I will not purchase additional Shares unless I meet those suitability requirements at the time of purchase. (3) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. (4) I am purchasing the Shares for my own account or, if I am purchasing shares on behalf of a trust or other entity of which I am trustee or authorized agent, then I represent that I have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am trustee or authorized agent. (5) PLEASE SEPARATELY INITIAL,  ONLY AS APPLICABLE,  THE ITEMS BELOW. For these purposes, unless otherwise specified below, “net worth” in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles. Unless otherwise specified below, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.  If I am an Alabama resident, I acknowledge that shares will only be sold to residents of the State of Alabama representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates. If I am a California resident, I acknowledge that my investment in this Company must not exceed 10% of my liquid net worth. If I am an Idaho resident, I acknowledge that Idaho investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in this Company may not exceed 10% of his or her liquid net worth. If I am an Iowa resident, I acknowledge that Iowa investors must have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, an Iowa investor’s aggregate investment in this Company, shares of its affiliates, and other non exchange traded real estate investment trusts may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, as amended, are not subject to the 10% investment limitation. If I am a Kansas resident, I acknowledge that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs. For these purposes, “liquid net worth” shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. If I am a Kentucky resident, I acknowledge that my aggregate investment in this Company and any affiliate non-publicly traded REITs must not exceed 10% of my liquid net worth. If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. If I am a Massachusetts resident, I acknowledge that Shares will only be sold to residents of Massachusetts representing that they have a liquid net worth of at least 10 times their investment in this Company and other direct participation programs. If I am a Missouri resident, I acknowledge that no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the Company’s stock. If I am a Nebraska resident, I acknowledge that, in addition to the suitability standards above, Nebraska investors must limit their aggregate investment in the Company’s Shares and in other non-publicly traded real estate investment trusts (REITs) to 10% of such investor’s net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation. If I am a New Jersey resident, I acknowledge that New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in this Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth. If I am a New Mexico resident, I acknowledge that, in addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in this Company, its affiliates, and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. If I am a North Dakota resident, I acknowledge that Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in this Company and that they meet one of this Company’s suitability standards. If I am an Ohio resident, I acknowledge that it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the Company, its affiliates, and in other non-traded real estate programs to exceed ten percent (10%) of the Ohio resident’s liquid net worth. If I am an Oregon resident, I acknowledge that Shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates and that they meet one of this Company’s suitability standards. If I am a Pennsylvania resident, I acknowledge that my investment in this Company must be no more than 10% of my net worth. If I am a Puerto Rico resident, I acknowledge that my investment in shares of the Company, the Company’s affiliates, and other similar non-traded direct participation programs must not exceed more than 10% of my liquid net worth. If I am a Tennessee resident, I acknowledge that my investment in this Company must not exceed 10% of my liquid net worth. If I am a Vermont resident, I acknowledge that accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, as amended, may invest freely in this offering. I also acknowledge that, in addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. INITIAL AS APPLICABLE   Your sale is not final for five (5) business days after your receipt of the final Prospectus. We will deliver a confirmation of sale to you after your purchase is completed. TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CERTIFICATION (required):  The investor signing below, under penalties of perjury, certifies that (1) the number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 2 above. Certification instructions. You must cross out certification 2 in the previous paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. SIGNATURE OF JOINT OWNER OR   SIGNATURE OF OWNER (REQUIRED)   DATE (REQUIRED)   BENEFICIAL OWNER (REQUIRED) PAGE 5 OF 7 SSSHT-10-2018

(7) REGISTERED REPRESENTATIVE OR RIA INFORMATION   TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA The Registered Representative or Registered Investment Advisor (“RIA”) must sign below to complete the order. The Registered Representative or RIA warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence.   BROKER-DEALER OR RIA FIRM NAME (REQUIRED)   CRD #    BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX    CITY   STATE   ZIP CODE      BUSINESS PHONE (REQUIRED)   FAX #    REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE #    REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX   BRANCH ID #      CITY   STATE   ZIP CODE      BUSINESS PHONE (REQUIRED)   FAX #    EMAIL ADDRESS   The undersigned confirm on behalf of the Broker-Dealer or RIA Firm that they (1)  have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct, and complete in all respects; (2) have discussed such investor’s prospective purchase of Shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.    I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.)   INVESTOR STATE OF RESIDENCE (REQUIRED)    If sale is being made through an RIA, fill out and sign the attached Certification of Client Suitability and include it with your completed Subscription Agreement.    SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISORS  (REQUIRED) X X    DATE (REQUIRED)      SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER) X   DATE (REQUIRED)        All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus entirely for a complete explanation of an investment in Strategic Student & Senior Housing Trust, Inc.   MAIL TO: Strategic Student & Senior Housing Trust, Inc. c/o Strategic Transfer Agent Services, LLC 10 Terrace Road, Ladera Ranch, CA 92694 Attention: Investor Relations  Wire Information:  Fifth Third Bank, 222 S. Riverside Plaza MD GRVR3B, Chicago, IL 60606 ABA# 042000314. Account Name: Strategic Student & Senior Housing Trust, Inc. Account# 7028062474.  Investor Relations Toll Free Phone Line: 866-418-5144 PAGE 6 OF 7 SSSHT-10-2018

FOR RIA USE ONLY CERTIFICATION OF CLIENT SUITABILITY      Client Name:   The undersigned hereby certifies to Select Capital Corporation (“Dealer Manager”) as follows:  1. The undersigned is a registered investment advisor pursuant to the Investment Advisers Act of 1940, as amended.  2. The undersigned is not receiving any commission in connection with such investment.  3. The Client desires to invest in Strategic Student & Senior Housing Trust, Inc. (the “REIT”).  4. Prior to recommending purchase of shares of the REIT’s common stock (“Shares”), the undersigned had and continues to have reasonable grounds to believe, based upon information provided by the Client concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by the undersigned, that: (A) each Client that purchases Shares is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits (including tax benefits) of an investment in the Shares, (B) each Client that purchases Shares has a net worth and income sufficient to sustain the risks inherent in the Shares, including loss of the entire investment and lack of liquidity, and (C) the Shares otherwise are or will be a suitable investment for each Client that purchases Shares, and the undersigned shall maintain files disclosing the basis upon which the determination of suitability was made.  5. The undersigned agrees and acknowledges that Dealer Manager is relying on this certification with respect to the suitability of the Client to purchase Shares through Dealer Manager.  6. The undersigned represents and warrants that the undersigned has informed the Client of the current purchase price for Shares, including the purchase price for Shares under the distribution reinvestment plan.  7. The undersigned further represents and warrants that the information set forth in this Certification is accurate and that the Client’s subscription to purchase Shares either does not involve a discretionary account or, if so, that the undersigned has made the Client aware, prior to subscribing for the Shares, of the risks entailed in investing in the Shares.   IN WITNESS WHEREOF, the undersigned has certified to the foregoing statements this day of  , 201 .    ADV or IARD #  SIGNATURE OF REGISTERED INVESTMENT  ADVISOR PRINT NAME OF REGISTERED INVESTMENT  ADVISOR    Please complete this Certification as part of each Client’s completed subscription and send documents to Strategic Transfer Agent Services, LLC in accordance with the subscription agreement procedures. PAGE 7 OF 7 SSSHT-10-2018